UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2005

Ameristar Casinos, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-22494	880304799

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3773 Howard Hughes Parkway, Suite 490S, Las Vegas, Nevada		89109

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(702) 567-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 6, 2005, the Registrant amended its Articles of Incorporation through the filing of a Certificate of Change Pursuant to NRS 78.209 (the “Certificate”) with the Nevada Secretary of State. The Certificate was filed to effect a 2-for-1 split of the Registrant’s authorized, issued and outstanding common stock, $.01 par value, as of the close of business on June 6, 2005. As a result of the stock split, the number of issued and outstanding shares of the Company’s common stock increased to approximately 55.8 million, and the number of authorized shares of common stock increased to 120 million. A copy of the Certificate is filed as Exhibit 3(i).1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(c) The Exhibit listed below is incorporated herein in its entirety:

Exhibit 3(i).1 - Certificate of Change Pursuant to NRS 78.209

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ameristar Casinos, Inc.
June 8, 2005	By:	Peter C. Walsh
		Name:	Peter C. Walsh
		Title:	Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
3(i).1	Certificate of Change Pursuant to NRS 78.209